Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into as of November 3, 2021 (the “First Amendment Effective Date”), by and among DENBURY INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), and the Lenders party hereto.
RECITALS
WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 18, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to the amendments set forth in Section 1 of this First Amendment);
WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit in the form of Loans to the Borrower and provided certain other credit accommodations to the Borrower;
WHEREAS, the Borrower has requested that Lenders amend certain provisions contained in the Credit Agreement as more specifically provided for herein; and
WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders have agreed to enter into this First Amendment to, among other things, (i) evidence the reaffirmation of the Borrowing Base of $575,000,000 as set forth in Section 2 hereof and (ii) amend certain provisions of the Credit Agreement as more specifically provided for herein, in each case, effective as of the First Amendment Effective Date.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders party hereto hereby agree as follows:
Section 1.Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction or waiver of the condition precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the First Amendment Effective Date in the manner provided in this Section 1.
1.1Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add thereto in alphabetical order the following definitions, which shall read in full as follows:
“CCUS Acquisitions” shall mean acquisitions and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the business of capturing, transporting, using, treating, and storing carbon dioxide from either natural or anthropogenic carbon dioxide sources (or both), within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America), as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit a Person to own assets, to comply with regulatory requirements regarding local ownership or to satisfy other objectives customarily achieved through the conduct of such business, including: (a) direct or indirect ownership or leasehold interests in carbon capture projects, transportation systems, injection wells, storage sites and related infrastructure; gathering, transportation, processing, and related systems, or other material properties, (b) direct or indirect ownership, participation or other interests in projects, facilities and related infrastructure, systems and material properties associated with industries generating or using anthropogenic carbon dioxide, and (c) acquisitions and expenditures in the form of or pursuant to capture agreements, transportation agreements, offtake agreements, injection agreements, storage agreements, disposal agreements, operating agreements, processing agreements, pipeline construction agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, and other similar agreements; provided, however, that in no event will “CCUS Acquisitions” include (i) Joint Venture Investments or (ii) Investments of the type described in clauses (a) through (c) of the definition thereof.
“First Amendment” shall mean that certain First Amendment to Credit Agreement dated as of November 3, 2021, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
1.2Restatement of Definitions. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties to read in full as follows:
“Credit Documents” shall mean this Agreement, the First Amendment, the Guarantee, the Security Documents and any promissory notes issued by the Borrower under this Agreement and any other agreements executed by Credit Parties in connection with this Agreement and expressly identified as “Credit Documents” therein.
“Excluded Subsidiary” shall mean (a) each Immaterial Subsidiary, (b) any Unrestricted Subsidiary, (c) any direct or indirect Subsidiary that owns no material assets other than the Stock or Indebtedness of one or more direct or indirect Foreign Subsidiaries to the extent such Foreign Subsidiaries are permitted to exist under this Agreement (such entity described in this clause (c), a “FSHCO”), (d) each Domestic Subsidiary of a Foreign Subsidiary to the extent such Foreign Subsidiary is permitted to exist under this Agreement (other than such Domestic Subsidiary with respect to which each direct and indirect foreign parent entity is a Disregarded Entity), (e) each Subsidiary that is prohibited by any applicable Contractual Requirement from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (f) any other Subsidiary with respect to which, (i) in the reasonable judgment of the Administrative Agent, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower, (g) any Foreign Subsidiary to the extent permitted to exist under this Agreement and (h) any Subsidiary that is a non-wholly owned Subsidiary. Notwithstanding anything to the contrary in the foregoing, any Subsidiary that owns Borrowing Base Properties shall not constitute as an “Excluded Subsidiary”. As of the Closing Date, the only Excluded Subsidiaries are those set forth on Schedule 1.1(b).
“Free Cash Flow Utilizations” means, for any period, the aggregate amount of each of the following transactions during such period: (a) Restricted Payments made pursuant to Section 10.6(g) and (b) exchanges, prepayments, repurchases or redemptions of Permitted Additional Debt (and any Permitted Refinancing Indebtedness thereof) made pursuant to Section 10.7(a).
“Industry Acquisitions” shall mean acquisitions and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the oil and gas business located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit a Person to own assets, to comply with regulatory requirements regarding local ownership or to satisfy other objectives customarily achieved through the conduct of oil and gas business, including: (a)  direct or indirect ownership interests in Oil and Gas Properties, Carbon Dioxide Interests, enhanced oil recovery business arrangements (including natural and anthropogenic carbon dioxide sources), gathering, transportation, processing, related systems, or other material properties and (b)  acquisitions and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, and other similar agreements; provided, however, that in no event will “Industry Acquisitions” include (i) Joint Venture Investments or (ii) Investments of the type described in clauses (a) through (c) of the definition thereof.
“Industry Competitor” shall mean any Person (other than the Borrower or any of its Affiliates or Subsidiaries) that, directly or indirectly, is actively engaged as one of its principal businesses in lease acquisitions, exploration and production operations or development of oil and gas properties (including the drilling and completion of producing wells) or carbon capture, transportation, gathering, processing, storage, disposal or related infrastructure projects and have production, capture, transportation, storage or disposal operations within the same geographical basins as the Borrower or its Restricted Subsidiaries.
“Joint Venture Investments” shall mean Investments in general or limited partnerships or other types of entities, entered into by the Borrower or a Restricted Subsidiary with one or more Persons that are not Restricted Subsidiaries.
“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with Requirements of Law; (b) if such acquisition involves the acquisition of Stock or Stock Equivalents of a Person, such acquisition shall result in the issuer of such Stock becoming a wholly owned Restricted Subsidiary and, to the extent required by Section 9.10(a), a Guarantor (subject to the time periods set forth therein); (c) such acquisition shall result in the Administrative Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired to the extent required by Section 9.10(a) and (b) (subject to the time periods set forth therein); (d) after giving effect to such acquisition, no Event of Default shall have occurred and be continuing; (e) after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 10.13; and (f) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the Financial Performance Covenants, as such covenants are recomputed as at the last day of the most recently ended Test Period for which Section 9.1 Financials have been delivered as if such acquisition had occurred on the first day of such Test Period.
1.3Amendment to Definition. The definition of “Free Cash Flow” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “(other than those made in reliance on Section 10.5(g))” contained in clause (g)(i) therein.
1.4Amendments to Section 10.5 of the Credit Agreement. Section 10.5 of the Credit Agreement is hereby amended by:
(a)amending and restating clause (g) therein in its entirety to read in full as follows:
(g)    Investments so long as, immediately after giving pro forma effect to the making of any such Investment (and any Borrowings incurred in connection therewith), (i) the aggregate amount of Investments made pursuant to this Section 10.5(g) shall not exceed $200,000,000, (ii) no Event of Default has occurred and is continuing, (iii) the Available Commitment is not less than 20% of the then effective Loan Limit and (iv) the Consolidated Total Leverage Ratio is less than or equal to 2.00 to 1.00;

(b)amending clause (h) therein by replacing the reference to “$10,000,000” therein with “$25,000,000”;
(c)amending and restating clause (q) therein in its entirety to read in full as follows:
(q)    Joint Venture Investments; provided that (i) any such Person in which a Joint Venture Investment is made is engaged exclusively in oil and gas exploration, development, production, processing, transportation or related activities or any other business or activity permitted under Section 10.13 and (ii) the aggregate amount of Joint Venture Investments at any time outstanding shall not exceed $25,000,000;
(d)amending and restating clause (v) therein in its entirety to read in full as follows:
(v)    subject to Section 10.13, Industry Acquisitions and CCUS Acquisitions.
1.5Amendment to Section 10.8 of the Credit Agreement. Section 10.8 of the Credit Agreement is hereby amended by inserting a reference to “, “CCUS Acquisitions”” immediately after the reference to “Industry Acquisitions” appearing in clause (v) therein.
1.6Amendment to Section 10.9(i) of the Credit Agreement. Clause (ii) of Section 10.9(i) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(ii)    other customary encumbrances or restrictions pursuant to any agreement of the type described in the definition of “Industry Acquisitions”, “CCUS Acquisitions” and “Joint Venture Investments” relating solely to such “Industry Acquisitions”, “CCUS Acquisitions” and “Joint Venture Investments” or the property relating thereto, and in the case of clause (ii) above, entered into in the ordinary course of business;
1.7Amendment to Section 10.13 of the Credit Agreement. Section 10.13 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
10.13    Change in Business.    The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business of (a) oil and gas exploration, development, production, processing, transportation and related activities, including the making of any Industry Acquisition and any other permitted Investments related thereto and (b) capturing, transporting, using, treating and storing carbon dioxide, including the making of any CCUS Acquisitions and any other permitted Investments related thereto, in each case, by the Borrower and its Restricted Subsidiaries and other business activities incidental or reasonably related to any of the foregoing.

Section 2.Borrowing Base Redetermination. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction or waiver of the conditions precedent set forth in Section 3 hereof, the Administrative Agent and the Lenders party hereto hereby agree that the Borrowing Base of $575,000,000 is hereby reaffirmed, and the Borrowing Base shall remain at $575,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement. The redetermination of the Borrowing Base provided for in this Section 2 shall be deemed to be the Scheduled Redetermination scheduled for on or about November 1, 2021 for purposes of Section 2.14 of the Credit Agreement. This First Amendment constitutes a New Borrowing Base Notice delivered pursuant to Section 2.14(d) of the Credit Agreement with respect to the Borrowing Base redetermination provided for in this Section 2.
Section 3.Condition Precedent to First Amendment. The amendments to the Credit Agreement contained in Section 1 hereof and the reaffirmation of the Borrowing Base set forth in Section 2 shall each be effective on the First Amendment Effective Date, subject to the satisfaction (or waiver) of the Administrative Agent having received (a) counterparts hereof duly executed by an Authorized Officer of the Borrower and the Guarantors and (b) executed counterparts of the Administrative Agent and the Lenders constituting the Required Lenders.
Each Lender, by delivering its signature page to this First Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, this First Amendment and each other document, agreement and/or instrument or other matter required to be approved by Lenders on the First Amendment Effective Date. The Administrative Agent is hereby authorized and directed to declare the amendments in Section 1 hereof to be effective on the date it confirms to the Borrower in writing that the foregoing conditions have been met to the reasonable satisfaction of the Administrative Agent (or the waiver of such conditions as permitted hereby). Such declaration shall be final, conclusive and binding upon the Lenders and all other parties to the Credit Agreement for all purposes.
Section 4.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this First Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent as follows as of the First Amendment Effective Date:
4.1Reaffirm Existing Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Credit Documents to which it is a party is true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification in which case such representations and warranties shall be true and correct in all respects) with the same effect as though each such representation and warranty had been made on and as of the First Amendment Effective Date (except where any such representation and warranty expressly relates to an earlier date, in which case each such representation and warranty shall have been true and correct in all material respects as of such earlier date).
4.2Due Authorization. The execution, delivery and performance by such Credit Party of this First Amendment are within such Credit Party’s corporate, limited liability, limited partnership or other organizational powers, have been duly authorized by all necessary action, and require no action by or in respect of, or filing with, any governmental body, agency or official.

4.3Validity and Enforceability. This First Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.
4.4No Defense. (a) The Borrower acknowledges that the Borrower has no defense to Borrower’s obligation to pay the Obligations when due, and (b) each Credit Party acknowledges that such Credit Party has no defense to the validity, enforceability or binding effect against such Credit Party of any of the Credit Documents to which it is a party or any Liens intended to be created thereby.
Section 5.Miscellaneous.
5.1No Waivers. No failure or delay on the part of the Administrative Agent or the Lenders to exercise any right or remedy under the Credit Agreement, any other Credit Documents or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Credit Documents and applicable law.
5.2Reaffirmation of Credit Documents. Any and all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect as amended and modified hereby. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations nor limit or impair any guarantees of any Guarantor under the Credit Documents, each of which are hereby ratified, affirmed and extended to secure the Obligations.
5.3Legal Expenses. The Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment and all related documents.
5.4Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties to the Credit Agreement and the other Credit Documents and their respective successors and assigns.
5.5Counterparts. This First Amendment may be executed in counterparts (including, without limitation, by electronic signature), and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until the Borrower, the Guarantors, the Administrative Agent and the Lenders constituting the Required Lenders have executed a counterpart. Facsimiles and counterparts executed by electronic signature (e.g., .pdf) shall be effective as originals.
5.6Complete Agreement. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
5.7Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.
5.8Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.9Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers effective as of the First Amendment Effective Date.

BORROWER:

DENBURY INC.,
a Delaware corporation

By:	/s/ James Matthews
Name:	James Matthews
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

Each of the undersigned Guarantors (a) consent and agree to this First Amendment, and (b) agree that the Credit Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

GUARANTORS:

DENBURY HOLDINGS, INC.
DENBURY OPERATING COMPANY
DENBURY ONSHORE, LLC
DENBURY PIPELINE HOLDINGS, LLC
DENBURY GREEN PIPELINE-TEXAS, LLC
DENBURY GULF COAST PIPELINES, LLC
GREENCORE PIPELINE COMPANY LLC
DENBURY GREEN PIPELINE-MONTANA, LLC
DENBURY GREEN PIPELINE-RILEY RIDGE, LLC
DENBURY THOMPSON PIPELINE, LLC
DENBURY BROOKHAVEN PIPELINE, LLC
DENBURY GREEN PIPELINE-NORTH DAKOTA, LLC
DENBURY CARBON SOLUTIONS, LLC

By:	/s/ James Matthews
Name:	James Matthews
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

DENBURY BROOKHAVEN PIPELINE PARTNERSHIP, LP

By:	Denbury Brookhaven Pipeline, LLC, its general partner

By:	/s/ James Matthews
Name:	James Matthews
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

ADMINISTRATIVE AGENT/LENDER:

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and a Lender

By:	/s/ Anca Loghin
Name:	Anca Loghin
Title:	Authorized Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael Real
Name:	Michael Real
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Senior Director
[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Daniel Kogan
Name:	Daniel Kogan
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

COMERICA BANK,
as a Lender

By:	/s/ Garrett R. Merrell
Name:	Garrett R. Merrell
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

TRUIST BANK,
as a Lender

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Director
[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George McKean
Name:	George McKean
Title:	SVP

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Mahesh Mohan
Name:	Mahesh Mohan
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]